Exhibit 10.1
Amendment by email delivered September 10, 2020, reading:
Reference is made to the Restructuring Support Agreement among Valaris plc and the other parties thereto, dated as of August 18, 2020 (the “RSA”) and the Backstop Commitment Agreement among Valaris plc and the other parties thereto, dated as of August 18, 2020 (the “BCA”).
We understand (i) the requisite parties to the BCA desire to amend Section 2.7(a) of the BCA to extend the deadline for any Additional Backstop Party (as defined in the BCA) to join the BCA to 11:59 pm ET on Monday, September 14, 2020 (the “BCA Amendment”), and (ii) the requisite parties to the RSA desire to extend the Joinder Period (as defined in the RSA) in the RSA to end on 11:59 pm ET on Monday, September 14, 2020 (the “RSA Amendment” and together with the BCA Amendment, the “Amendments”).
We confirm the Debtors (as defined in the BCA) agree to the BCA Amendment and the Company Parties (as defined in the RSA) agree to the RSA Amendment. Please confirm the Requisite Backstop Parties (as defined in the BCA) agree to the BCA Amendment and the Required Consenting Noteholders (as defined in the RSA) agree to the RSA Amendment. Upon such confirmation, the BCA and RSA will be amended in accordance with the Amendments set forth above without further action.